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                                                                   EXHIBIT 10.53


                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         This Amendment to Employment Agreement is made as of July 27, 1999 by and between CAFE ODYSSEY, INC., a Minnesota corporation (the "Company"), and RONALD K. FULLER (the "Executive").

         WHEREAS, the Company and Executive are parties to an Employment Agreement dated as of March 17, 1997 (the "Employment Agreement"); and

         WHEREAS, the Company and Executive desire to amend the Employment Agreement;

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree to amend the Employment Agreement as follows:

1. Executive's Base Salary shall be $250,000 as of September 1, 1999. Executive shall be paid a monthly bonus of $4,167 on each of July 30 and August 30. Executive shall be paid $12,500 on June 30, reflecting the accrual of such monthly bonus from April 1, 1999.

2. Section 3.1 of the Employment Agreement shall be amended to read in its entirety as follows:

                  3.1 Termination of Employment. Executive's employment under this Agreement may be terminated by the Company or Executive at any time for any reason; provided, however, that if Executive's employment is terminated by the Company during the term of this Agreement for a reason other than for Cause, or if Executive terminates his employment for "Good Reason" (as defined in Section 3.2(b) below), he shall continue to receive his Base Salary, Base Bonus, Incentive Bonus (the annual amount of which shall equal the sum of the Incentive Bonus payments made to Executive for the four quarters preceding termination) and the benefits listed in Sections 2.2 and 2.4 above for a period of two (2) years from the date of termination. The termination shall be effective as of the date specified by the party initiating the termination in a written notice delivered to the other party, which date shall not be earlier than the date such notice is delivered to the other party. This Agreement shall terminate in its entirety immediately upon the death of Executive. Except as expressly provided to the contrary in this section or applicable law, Executive's rights to pay and benefits shall cease on the date his employment under this Agreement terminates.

         IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.

CAFE ODYSSEY, INC.


By       s/ Stephen D. King                              s/ Ronald K. Fuller
         ---------------------                          ----------------------
         Chairman of the Board                          RONALD K. FULLER